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                                                                      EXHIBIT 15

May 11, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 19, 2004, except Note 14 as to which the date is May 7, 2004, on our review of interim financial information of WellPoint Health Networks Inc. (the "Company") as of and for the three month periods ended March 31, 2004 and 2003, respectively, and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004, is incorporated by reference in this Registration Statement on Form S-4.


Very truly yours,


/s/ PricewaterhouseCoopers LLP